Exhibit 23.1








                         CONSENT OF INDEPENDENT AUDITORS


Board of Directors
Old Line Bancshares, Inc.
Waldorf, Maryland


         We hereby consent to the incorporation by reference in the registration statements (No. 333-113097 and 333-111587) on Form S-8 of Old Line Bancshares, Inc. of our report dated January 21, 2004, relating to the consolidated financial statements of Old Line Bancshares, Inc. included in the Form 10-KSB for the year ended December 31, 2003.




                                                           Rowles & Company, LLP


Baltimore, Maryland
March 15, 2004